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                                                                  Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 21, 1997, which appears on page 14 of the 1996 Annual Report to Shareholders of QualMark Corporation, which is incorporated in QualMark Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Denver, Colorado
October 22, 1997